EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the United Rentals, Inc. 401(k) Investment Plan and the United Rentals, Inc. Acquisition Plan of our report dated February 19, 2002, with respect to the consolidated financial statements and schedules of United Rentals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

/S/    ERNST AND YOUNG LLP

MetroPark, New Jersey
August 21, 2002